Exhibit 99.1

CVS HEALTH REPORTS STRONG THIRD QUARTER RESULTS

KEY FINANCIAL DATA	THIRD QUARTER HIGHLIGHTS

WOONSOCKET, RHODE ISLAND, November 3, 2021 - CVS Health Corporation (NYSE: CVS) today announced operating results for the three months ended September 30, 2021.

	Three Months Ended September 30,
In millions, except per share amounts	2021	2020	Change
Total revenues	$73,794	$67,056	$6,738
Operating income	3,061	3,249	(188)
Adjusted operating income (1)	4,073	3,622	451
Diluted earnings per share	$1.20	$0.93	$0.27
Adjusted EPS (2)	$1.97	$1.66	$0.31

CEO COMMENTARY
“We outperformed expectations once again and continue to lead the way in changing how, when and where care is delivered for millions of Americans,” said CVS Health President and CEO Karen S. Lynch. “Our services are responsive to evolving consumer needs, from administering millions of COVID-19 tests and vaccines to offering primary care accessible from virtually anywhere, and our touchpoints allow for unmatched impact.”

•Total revenues increased to $73.8 billion, up 10.0% compared to prior year
•GAAP diluted EPS of $1.20, up 29.0% compared to prior year
•Adjusted EPS of $1.97, up 18.7% compared to prior year

YEAR-TO-DATE HIGHLIGHTS
•Total revenues increased to $215.5 billion, up 8.2% compared to prior year
•GAAP diluted EPS of $4.98 and Adjusted EPS of $6.43
•Generated cash flow from operations of $14.3 billion
•Net repayments of long-term debt of $6.5 billion

2021 FULL YEAR GUIDANCE
•Revised GAAP diluted EPS guidance range to $6.13 to $6.23 from $6.35 to $6.45
•Raised Adjusted EPS guidance range to $7.90 to $8.00 from $7.70 to $7.80
•Raised cash flow from operations guidance range to $13.0 billion to $13.5 billion from $12.5 billion to $13.0 billion

_____________________________________________
The Company presents both GAAP and non-GAAP financial measures in this press release to assist in the comparison of the Company’s past financial performance with its current financial performance. See “Non-GAAP Financial Information” beginning on page 11 and endnotes beginning on page 22 for explanations of non-GAAP financial measures presented in this press release. See pages 13, 14 and 21 for reconciliations of each non-GAAP financial measure used in this release to the most directly comparable GAAP financial measure.
_____________________________________________________________________________________________________________________________________________________________
Investor Contact: Susie Lisa, CFA | Senior Vice President Investor Relations | (401) 770-4050
Media Contact: T.J. Crawford | Vice President External Affairs | (212) 457-0583

Consolidated Third Quarter Results and Operational Highlights

	Three Months Ended September 30,			Nine Months Ended September 30,
In millions, except per share amounts	2021	2020	Change	2021	2020	Change
Total revenues	$73,794	$67,056	$6,738	$215,507	$199,152	$16,355
Operating income	3,061	3,249	(188)	10,964	11,387	(423)
Adjusted operating income (1)	4,073	3,622	451	13,165	13,063	102
Net income	1,587	1,219	368	6,602	6,217	385
Diluted earnings per share	$1.20	$0.93	$0.27	$4.98	$4.72	$0.26
Adjusted EPS (2)	$1.97	$1.66	$0.31	$6.43	$6.21	$0.22
Enterprise prescriptions (3) (4)	777.7	727.7	50.0	2,290.3	2,164.6	125.7

Operating Results

For the three months ended September 30, 2021 compared to the prior year:
•Total revenues increased 10.0% driven by growth across all segments.
•Operating income decreased 5.8% primarily due to a $431 million goodwill impairment charge associated with the long-term care (“LTC”) business in the Retail/LTC segment (“LTC goodwill impairment”) recorded in the three months ended September 30, 2021 and the absence of a $271 million gain on the sale of the Coventry Health Care Workers’ Compensation business (“Workers’ Compensation business”) recorded in the three months ended September 30, 2020. The decrease was partially offset by the increase in adjusted operating income described below.
•Adjusted operating income increased 12.5% primarily due to the administration of COVID-19 vaccinations and diagnostic testing and increased front store volume in the Retail/LTC segment, as well as improved purchasing economics and growth in specialty pharmacy in the Pharmacy Services segment.
•Interest expense decreased $129 million, or 17.6%, due to lower debt in the three months ended September 30, 2021.
•The effective income tax rate decreased to 26.0% compared to 32.5% primarily due to the absence of the impact of the sale of the Workers’ Compensation business in the three months ended September 30, 2020 and the repeal of the non-deductible health insurer fee (“HIF”) for 2021.

Other Highlights

•Paid down a net of $1.1 billion of long-term debt, while returning $659 million to shareholders through dividends during the three months ended September 30, 2021. Since the close of the acquisition of Aetna Inc. in November 2018, the Company has repaid a net of $18.7 billion of long-term debt.
•Administered more than 8 million COVID-19 tests and more than 11 million COVID-19 vaccines nationwide in the third quarter. The Company maintains a strong commitment to vaccine and testing equity and continues to optimize site locations and targeted outreach initiatives to reach vulnerable populations.
•Launched Aetna Virtual Primary Care, a first-of-its-kind health care solution that reimagines the primary care experience and makes it easier for people to get the services they need, anytime, anywhere. The virtual offering is augmented by access to in-person visits, including at MinuteClinic® and HealthHUB® locations.
•Hosted a one-day national career event to fill up to 25,000 clinical and retail jobs. The new pharmacists, pharmacy technicians and nurses are aiding the Company during the busy fall and winter months by administering flu and COVID-19 vaccinations and providing COVID-19 testing.

Health Care Benefits Segment

The Health Care Benefits segment offers a full range of insured and self-insured (“ASC”) medical, pharmacy, dental and behavioral health products and services. The segment results for the three and nine months ended September 30, 2021 and 2020 were as follows:

	Three Months Ended September 30,			Nine Months Ended September 30,
In millions, except percentages	2021	2020	Change	2021	2020	Change
Total revenues	$20,479	$18,698	$1,781	$61,487	$56,364	$5,123
Adjusted operating income (1)	1,106	1,080	26	4,502	6,035	(1,533)
Medical benefit ratio (“MBR”) (5)	85.8%	84.0%	1.8%	84.4%	78.9%	5.5%
Medical membership (6)				23.7	23.3	0.4

•Total revenues increased 9.5% for the three months ended September 30, 2021 compared to the prior year primarily driven by growth in the Government Services business, partially offset by the unfavorable impact of the repeal of the HIF for 2021.
•Adjusted operating income increased 2.4% for the three months ended September 30, 2021 compared to the prior year. The increase in adjusted operating income was primarily driven by improved performance in the underlying Government Services business, largely offset by higher COVID-19 related costs, net of deferred care, in the three months ended September 30, 2021 compared to the prior year.
•The MBR increased from 84.0% to 85.8% in the three months ended September 30, 2021 compared to the prior year primarily driven by higher COVID-19 related costs, net of deferred care, and the repeal of the HIF for 2021. These increases were partially offset by higher favorable development of prior-periods’ health care cost estimates in the three months ended September 30, 2021 compared to the prior year.
•Medical membership as of September 30, 2021 of 23.7 million increased 187,000 members compared with June 30, 2021, reflecting increases across all product lines.
•The segment experienced favorable development of prior-periods’ health care cost estimates in its Commercial and Government Services businesses during the three months ended September 30, 2021, primarily attributable to second quarter 2021 performance.
•Prior years’ health care costs payable estimates developed favorably by $771 million during the nine months ended September 30, 2021. This development is reported on a basis consistent with the prior years’ development reported in the health care costs payable table in the Company’s annual audited financial statements and does not directly correspond to an increase in 2021 operating results.

See the supplemental information on page 16 for additional information regarding the performance of the Health Care Benefits segment.

Pharmacy Services Segment

The Pharmacy Services segment provides a full range of pharmacy benefit management solutions to employers, health plans, government employee groups and government sponsored programs. The segment results for the three and nine months ended September 30, 2021 and 2020 were as follows:

	Three Months Ended September 30,			Nine Months Ended September 30,
In millions	2021	2020	Change	2021	2020	Change
Total revenues	$39,046	$35,711	$3,335	$113,681	$105,583	$8,098
Adjusted operating income (1)	1,773	1,619	154	5,035	4,127	908
Total pharmacy claims processed (4) (7)	564.4	528.2	36.2	1,662.5	1,575.0	87.5
Pharmacy network (8)	481.1	447.7	33.4	1,415.8	1,333.9	81.9
Mail choice (9)	83.3	80.5	2.8	246.7	241.1	5.6

•Total revenues increased 9.3% for the three months ended September 30, 2021 compared to the prior year primarily driven by increased pharmacy claims volume, growth in specialty pharmacy and brand inflation, partially offset by continued price compression.
•Adjusted operating income increased 9.5% for the three months ended September 30, 2021 compared to the prior year primarily driven by improved purchasing economics which reflected increased contributions from the products and services of the Company’s group purchasing organization and specialty pharmacy (including pharmacy and/or administrative services for providers and 340B covered entities). These increases were partially offset by continued price compression.
•Total pharmacy claims processed increased 6.9% on a 30-day equivalent basis for the three months ended September 30, 2021 compared to the prior year. The increase was primarily driven by net new business, COVID-19 vaccinations and increased new therapy prescriptions, which were adversely impacted by the COVID-19 pandemic during the three months ended September 30, 2020. Excluding the impact of COVID-19 vaccinations, total pharmacy claims processed increased 5.3% on a 30-day equivalent basis for the three months ended September 30, 2021 compared to the prior year.

See the supplemental information on page 18 for additional information regarding the performance of the Pharmacy Services segment.

Retail/LTC Segment

The Retail/LTC segment fulfills prescriptions for medications, provides patient care programs, sells a wide assortment of health and wellness products and general merchandise, provides health care services through walk-in medical clinics, provides medical diagnostic testing, administers vaccinations and provides pharmacy services to long-term care facilities. The segment results for the three and nine months ended September 30, 2021 and 2020 were as follows:

	Three Months Ended September 30,			Nine Months Ended September 30,
In millions	2021	2020	Change	2021	2020	Change
Total revenues	$24,992	$22,725	$2,267	$72,994	$67,136	$5,858
Adjusted operating income (1)	1,723	1,412	311	5,166	4,371	795
Prescriptions filled (4) (7)	398.0	368.4	29.6	1,167.8	1,088.9	78.9

•Total revenues increased 10.0% for the three months ended September 30, 2021 compared to the prior year primarily driven by the administration of COVID-19 vaccinations and diagnostic testing, increased prescription and front store volume, both of which were adversely impacted by the COVID-19 pandemic during the three months ended September 30, 2020, as well as brand inflation. These increases were partially offset by continued pharmacy reimbursement pressure and the impact of recent generic introductions. COVID-19 vaccinations, diagnostic testing and over-the-counter (“OTC”) test kit sales contributed approximately 40% of the increase in the segment’s revenues for the three months ended September 30, 2021 compared to the prior year, as the prior year reflected the ongoing expansion of the Company’s diagnostic testing program which began in April 2020 and no COVID-19 vaccinations or OTC test kit sales.
•Adjusted operating income increased 22.0% for the three months ended September 30, 2021 compared to the prior year primarily driven by COVID-19 vaccinations and diagnostic testing, the increased prescription and front store volume described above and improved generic drug purchasing. These increases were partially offset by continued pharmacy reimbursement pressure and increased investments in the segment’s capabilities and colleague compensation and benefits. COVID-19 vaccinations, diagnostic testing and OTC test kit sales contributed approximately one-third of the segment’s adjusted operating income for the three months ended September 30, 2021.
•Prescriptions filled increased 8.0% on a 30-day equivalent basis for the three months ended September 30, 2021 compared to the prior year primarily driven by COVID-19 vaccinations, as well as the continued adoption of patient care programs and increased new therapy prescriptions, both of which were adversely impacted by the COVID-19 pandemic during the three months ended September 30, 2020. Excluding the impact of COVID-19 vaccinations, prescriptions filled increased 4.9% on a 30-day equivalent basis for the three months ended September 30, 2021 compared to the prior year.

See the supplemental information on page 19 for additional information regarding the performance of the Retail/LTC segment.

2021 Full Year Guidance

The Company revised its full year 2021 GAAP diluted EPS guidance range to $6.13 to $6.23 from $6.35 to $6.45, raised its full year 2021 Adjusted EPS guidance range to $7.90 to $8.00 from $7.70 to $7.80 and raised its full year 2021 cash flow from operations guidance range to $13.0 billion to $13.5 billion from $12.5 billion to $13.0 billion.

The adjustments between GAAP diluted EPS and Adjusted EPS include, as applicable, adding back amortization of intangible assets, integration costs related to the Company’s acquisition (the “Aetna Acquisition”) of Aetna Inc. (“Aetna”), the LTC goodwill impairment, an acquisition purchase price adjustment outside of the acquisition accounting measurement period and a loss on early extinguishment of debt.

Teleconference and Webcast

The Company will be holding a conference call today for investors at 8:00 a.m. (Eastern Time) to discuss its third quarter results. An audio webcast of the call will be broadcast simultaneously for all interested parties through the Investor Relations section of the CVS Health website at http://investors.cvshealth.com. This webcast will be archived and available on the website for a one-year period following the conference call.

In addition, on November 10, 2021, CVS Health’s Executive Vice President and Chief Financial Officer, Shawn Guertin, will participate in a fireside chat with investors at the 30th Annual Credit Suisse Healthcare Conference at approximately 8:00 a.m. (Eastern Time).

About CVS Health

CVS Health is the leading health solutions company, delivering care like no one else can. We reach more people and improve the health of communities across America through our local presence, digital channels and our over 300,000 dedicated colleagues – including more than 40,000 physicians, pharmacists, nurses, and nurse practitioners. Wherever and whenever people need us, we help them with their health – whether that’s managing chronic diseases, staying compliant with their medications, or accessing affordable health and wellness services in the most convenient ways. We help people navigate the health care system – and their personal health care – by improving access, lowering costs and being a trusted partner for every meaningful moment of health. And we do it all with heart, each and every day. Learn more at www.cvshealth.com.

Cautionary Statement Concerning Forward-Looking Statements

The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements made by or on behalf of CVS Health Corporation. Statements in this press release that are forward-looking include, but are not limited to, Ms. Lynch’s quotation, the information under the heading “2021 Full Year Guidance” and the information included in the endnotes and reconciliations. By their nature, all forward-looking statements are not guarantees of future performance or results and are subject to risks and uncertainties that are difficult to predict and/or quantify. Actual results may differ materially from those contemplated by the forward-looking statements for a number of reasons as described in our Securities and Exchange Commission (“SEC”) filings, including those set forth in the Risk Factors section and under the heading “Cautionary Statement Concerning Forward-Looking Statements” in our most recently filed Annual Report on Form 10-K and our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2021.

You are cautioned not to place undue reliance on CVS Health’s forward-looking statements. CVS Health’s forward-looking statements are and will be based upon management’s then-current views and assumptions regarding future events and operating performance, and are applicable only as of the dates of such statements. CVS Health does not assume any duty to update or revise forward-looking statements, whether as a result of new information, future events, uncertainties or otherwise.

- Tables Follow -

CVS HEALTH CORPORATION
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
In millions, except per share amounts	2021	2020	2021	2020
Revenues:
Products	$51,853	$47,738	$149,765	$141,096
Premiums	18,984	17,182	56,927	51,749
Services	2,711	1,932	7,983	5,757
Net investment income	246	204	832	550
Total revenues	73,794	67,056	215,507	199,152
Operating costs:
Cost of products sold	45,011	40,940	129,425	121,529
Benefit costs	16,081	14,396	47,686	40,534
Goodwill impairment	431	—	431	—
Operating expenses	9,210	8,471	27,001	25,702
Total operating costs	70,733	63,807	204,543	187,765
Operating income	3,061	3,249	10,964	11,387
Interest expense	602	731	1,895	2,229
Loss on early extinguishment of debt	363	766	363	766
Other income	(49)	(54)	(144)	(153)
Income before income tax provision	2,145	1,806	8,850	8,545
Income tax provision	558	587	2,248	2,328
Net income	1,587	1,219	6,602	6,217
Net (income) loss attributable to noncontrolling interests	11	5	2	(11)
Net income attributable to CVS Health	$1,598	$1,224	$6,604	$6,206

Net income per share attributable to CVS Health:
Basic	$1.21	$0.93	$5.01	$4.74
Diluted	$1.20	$0.93	$4.98	$4.72
Weighted average shares outstanding:
Basic	1,321	1,310	1,318	1,308
Diluted	1,329	1,315	1,326	1,314
Dividends declared per share	$0.50	$0.50	$1.50	$1.50

CVS HEALTH CORPORATION
Condensed Consolidated Balance Sheets
(Unaudited)

In millions	September 30, 2021	December 31, 2020
Assets:
Cash and cash equivalents	$9,826	$7,854
Investments	3,015	3,000
Accounts receivable, net	25,283	21,742
Inventories	17,399	18,496
Other current assets	5,319	5,277
Total current assets	60,842	56,369
Long-term investments	22,370	20,812
Property and equipment, net	12,771	12,606
Operating lease right-of-use assets	20,462	20,729
Goodwill	79,121	79,552
Intangible assets, net	29,545	31,142
Separate accounts assets	5,086	4,881
Other assets	4,694	4,624
Total assets	$234,891	$230,715

Liabilities:
Accounts payable	$12,696	$11,138
Pharmacy claims and discounts payable	17,895	15,795
Health care costs payable	8,877	7,936
Policyholders’ funds	4,444	4,270
Accrued expenses	16,140	14,243
Other insurance liabilities	1,287	1,557
Current portion of operating lease liabilities	1,809	1,638
Current portion of long-term debt	1,561	5,440
Total current liabilities	64,709	62,017
Long-term operating lease liabilities	18,456	18,757
Long-term debt	56,832	59,207
Deferred income taxes	6,329	6,794
Separate accounts liabilities	5,086	4,881
Other long-term insurance liabilities	6,551	7,007
Other long-term liabilities	2,310	2,351
Total liabilities	160,273	161,014

Shareholders’ equity:
Preferred stock	—	—
Common stock and capital surplus	47,133	46,513
Treasury stock	(28,166)	(28,178)
Retained earnings	54,264	49,640
Accumulated other comprehensive income	1,077	1,414
Total CVS Health shareholders’ equity	74,308	69,389
Noncontrolling interests	310	312
Total shareholders’ equity	74,618	69,701
Total liabilities and shareholders’ equity	$234,891	$230,715

CVS HEALTH CORPORATION
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Nine Months Ended September 30,
In millions	2021	2020
Cash flows from operating activities:
Cash receipts from customers	$209,104	$195,554
Cash paid for inventory and prescriptions dispensed by retail network pharmacies	(122,129)	(116,590)
Insurance benefits paid	(46,965)	(40,221)
Cash paid to other suppliers and employees	(21,840)	(22,185)
Interest and investment income received	582	622
Interest paid	(2,095)	(2,517)
Income taxes paid	(2,397)	(2,365)
Net cash provided by operating activities	14,260	12,298

Cash flows from investing activities:
Proceeds from sales and maturities of investments	5,559	3,790
Purchases of investments	(7,417)	(6,377)
Purchases of property and equipment	(1,923)	(1,724)
Acquisitions (net of cash acquired)	(135)	(828)
Proceeds from sale of subsidiary	—	834
Other	95	5
Net cash used in investing activities	(3,821)	(4,300)

Cash flows from financing activities:
Proceeds from issuance of long-term debt	987	7,919
Repayments of long-term debt	(7,823)	(10,493)
Derivative settlements	—	(7)
Dividends paid	(1,965)	(1,980)
Proceeds from exercise of stock options	440	249
Payments for taxes related to net share settlement of equity awards	(161)	(75)
Other	(3)	(33)
Net cash used in financing activities	(8,525)	(4,420)
Net increase in cash, cash equivalents and restricted cash	1,914	3,578
Cash, cash equivalents and restricted cash at the beginning of the period	8,130	5,954
Cash, cash equivalents and restricted cash at the end of the period	$10,044	$9,532

CVS HEALTH CORPORATION
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Nine Months Ended September 30,
In millions	2021	2020
Reconciliation of net income to net cash provided by operating activities:
Net income	$6,602	$6,217
Adjustments required to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	3,397	3,302
Goodwill impairment	431	—
Stock-based compensation	346	288
Gain on sale of subsidiary	—	(271)
Loss on early extinguishment of debt	363	766
Deferred income taxes and other noncash items	(645)	(25)
Change in operating assets and liabilities, net of effects from acquisitions:
Accounts receivable, net	(3,504)	(3,564)
Inventories	1,097	45
Other assets	(32)	(211)
Accounts payable and pharmacy claims and discounts payable	3,973	3,495
Health care costs payable and other insurance liabilities	348	(474)
Other liabilities	1,884	2,730
Net cash provided by operating activities	$14,260	$12,298

Non-GAAP Financial Information

The Company uses non-GAAP financial measures to analyze underlying business performance and trends. The Company believes that providing these non-GAAP financial measures enhances the Company’s and investors’ ability to compare the Company’s past financial performance with its current performance. These non-GAAP financial measures are provided as supplemental information to the financial measures presented in this press release that are calculated and presented in accordance with GAAP. Non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures determined or calculated in accordance with GAAP. The Company’s definitions of its non-GAAP financial measures may not be comparable to similarly titled measures reported by other companies.

Non-GAAP financial measures such as consolidated adjusted operating income, adjusted earnings per share (EPS) and adjusted income attributable to CVS Health exclude from the relevant GAAP metrics, as applicable: amortization of intangible assets and other items, if any, that neither relate to the ordinary course of the Company’s business nor reflect the Company’s underlying business performance.

For the periods covered in this press release, the following items are excluded from the non-GAAP financial measures described above, as applicable, because the Company believes they neither relate to the ordinary course of the Company’s business nor reflect the Company’s underlying business performance:
•The Company’s acquisition activities have resulted in the recognition of intangible assets as required under the acquisition method of accounting which consist primarily of trademarks, customer contracts/relationships, covenants not to compete, technology, provider networks and value of business acquired. Definite-lived intangible assets are amortized over their estimated useful lives and are tested for impairment when events indicate that the carrying value may not be recoverable. The amortization of intangible assets is reflected in the Company’s unaudited GAAP condensed consolidated statements of operations in operating expenses within each segment. Although intangible assets contribute to the Company’s revenue generation, the amortization of intangible assets does not directly relate to the underwriting of the Company’s insurance products, the services performed for the Company’s customers or the sale of the Company’s products or services. Additionally, intangible asset amortization expense typically fluctuates based on the size and timing of the Company’s acquisition activity. Accordingly, the Company believes excluding the amortization of intangible assets enhances the Company’s and investors’ ability to compare the Company’s past financial performance with its current performance and to analyze underlying business performance and trends. Intangible asset amortization excluded from the related non-GAAP financial measure represents the entire amount recorded within the Company’s GAAP financial statements, and the revenue generated by the associated intangible assets has not been excluded from the related non-GAAP financial measure. Intangible asset amortization is excluded from the related non-GAAP financial measure because the amortization, unlike the related revenue, is not affected by operations of any particular period unless an intangible asset becomes impaired or the estimated useful life of an intangible asset is revised.
•During the three and nine months ended September 30, 2021 and 2020, acquisition-related integration costs relate to the Aetna Acquisition. The acquisition-related integration costs are reflected in the Company’s unaudited GAAP condensed consolidated statements of operations in operating expenses within the Corporate/Other segment.
•During the three and nine months ended September 30, 2021, the goodwill impairment charge relates to the LTC reporting unit within the Retail/LTC segment.
•In June 2021, the Company received $61 million related to a purchase price working capital adjustment for an acquisition completed during the first quarter of 2020. The resolution of this matter occurred subsequent to the acquisition accounting measurement period and is reflected in the Company’s unaudited GAAP condensed consolidated statement of operations for the nine months ended September 30, 2021 as a reduction of operating expenses within the Health Care Benefits segment.
•During the three and nine months ended September 30, 2020, the gain on divestiture of subsidiary represents the pre-tax gain on the sale of the Workers’ Compensation business, which the Company sold on July 31, 2020 for approximately $850 million. The gain on divestiture is reflected as a reduction in operating expenses in the

Company’s unaudited GAAP condensed consolidated statements of operations within the Health Care Benefits segment.
•During the three and nine months ended September 30, 2021, the loss on early extinguishment of debt relates to the Company’s repayment of approximately $2.0 billion of its outstanding senior notes in August 2021 pursuant to its tender offers for such senior notes. During the three and nine months ended September 30, 2020, the loss on early extinguishment of debt relates to the Company’s repayment of $6.0 billion of its outstanding senior notes in August 2020 pursuant to its tender offers for such senior notes.
•The corresponding tax benefit or expense related to the items excluded from adjusted income attributable to CVS Health and Adjusted EPS above. The nature of each non-GAAP adjustment is evaluated to determine whether a discrete adjustment should be made to the adjusted income tax provision.

See endnotes (1) and (2) on page 22 for definitions of non-GAAP financial measures. Reconciliations of each non-GAAP financial measure to the most directly comparable GAAP financial measure are presented on pages 13, 14 and 21.

Reconciliations of Non-GAAP Financial Measures to the Most Directly Comparable GAAP Financial Measures

Adjusted Operating Income
(Unaudited)

The following are reconciliations of consolidated operating income (GAAP measure) to consolidated adjusted operating income, as well as reconciliations of segment GAAP operating income to segment adjusted operating income:

	Three Months Ended September 30, 2021
In millions	Health Care Benefits	Pharmacy Services	Retail/ LTC	Corporate/ Other	Intersegment Eliminations	Consolidated Totals
Operating income (loss) (GAAP measure)	$716	$1,730	$1,165	$(364)	$(186)	$3,061
Amortization of intangible assets	390	43	127	1	—	561
Acquisition-related integration costs	—	—	—	20	—	20
Goodwill impairment	—	—	431	—	—	431
Adjusted operating income (loss) (1)	$1,106	$1,773	$1,723	$(343)	$(186)	$4,073

	Three Months Ended September 30, 2020
In millions	Health Care Benefits	Pharmacy Services	Retail/ LTC	Corporate/ Other	Intersegment Eliminations	Consolidated Totals
Operating income (loss) (GAAP measure)	$949	$1,564	$1,283	$(361)	$(186)	$3,249
Amortization of intangible assets	402	55	129	1	—	587
Acquisition-related integration costs	—	—	—	57	—	57
Gain on divestiture of subsidiary	(271)	—	—	—	—	(271)
Adjusted operating income (loss) (1)	$1,080	$1,619	$1,412	$(303)	$(186)	$3,622

	Nine Months Ended September 30, 2021
In millions	Health Care Benefits	Pharmacy Services	Retail/ LTC	Corporate/ Other	Intersegment Eliminations	Consolidated Totals
Operating income (loss) (GAAP measure)	$3,369	$4,887	$4,349	$(1,118)	$(523)	$10,964
Amortization of intangible assets	1,194	148	386	2	—	1,730
Acquisition-related integration costs	—	—	—	101	—	101
Goodwill impairment	—	—	431	—	—	431
Acquisition purchase price adjustment outside of measurement period	(61)	—	—	—	—	(61)
Adjusted operating income (loss) (1)	$4,502	$5,035	$5,166	$(1,015)	$(523)	$13,165

	Nine Months Ended September 30, 2020
In millions	Health Care Benefits	Pharmacy Services	Retail/ LTC	Corporate/ Other	Intersegment Eliminations	Consolidated Totals
Operating income (loss) (GAAP measure)	$5,110	$3,949	$3,996	$(1,129)	$(539)	$11,387
Amortization of intangible assets	1,196	178	375	2	—	1,751
Acquisition-related integration costs	—	—	—	196	—	196
Gain on divestiture of subsidiary	(271)	—	—	—	—	(271)
Adjusted operating income (loss) (1)	$6,035	$4,127	$4,371	$(931)	$(539)	$13,063

Adjusted Earnings Per Share
(Unaudited)

The following are reconciliations of net income attributable to CVS Health to adjusted income attributable to CVS Health and calculations of GAAP diluted EPS and Adjusted EPS:

	Three Months Ended September 30, 2021		Three Months Ended September 30, 2020
In millions, except per share amounts	Total Company	Per Common Share	Total Company	Per Common Share
Net income attributable to CVS Health (GAAP measure)	$1,598	$1.20	$1,224	$0.93
Amortization of intangible assets	561	0.42	587	0.44
Acquisition-related integration costs	20	0.02	57	0.04
Goodwill impairment	431	0.33	—	—
Gain on divestiture of subsidiary	—	—	(271)	(0.20)
Loss on early extinguishment of debt	363	0.27	766	0.58
Tax impact of non-GAAP adjustments	(350)	(0.27)	(182)	(0.13)
Adjusted income attributable to CVS Health (2)	$2,623	$1.97	$2,181	$1.66

Weighted average diluted shares outstanding		1,329		1,315

	Nine Months Ended September 30, 2021		Nine Months Ended September 30, 2020
In millions, except per share amounts	Total Company	Per Common Share	Total Company	Per Common Share
Net income attributable to CVS Health (GAAP measure)	$6,604	$4.98	$6,206	$4.72
Amortization of intangible assets	1,730	1.30	1,751	1.33
Acquisition-related integration costs	101	0.08	196	0.15
Goodwill impairment	431	0.33	—	—
Acquisition purchase price adjustment outside of measurement period	(61)	(0.05)	—	—
Gain on divestiture of subsidiary	—	—	(271)	(0.20)
Loss on early extinguishment of debt	363	0.27	766	0.58
Tax impact of non-GAAP adjustments	(642)	(0.48)	(497)	(0.37)
Adjusted income attributable to CVS Health (2)	$8,526	$6.43	$8,151	$6.21

Weighted average diluted shares outstanding		1,326		1,314

Supplemental Information
(Unaudited)

The Company’s segments maintain separate financial information, and the Company’s chief operating decision maker (the “CODM”) evaluates the segments’ operating results on a regular basis in deciding how to allocate resources among the segments and in assessing segment performance. The CODM evaluates the performance of the Company’s segments based on adjusted operating income, which is defined as operating income (GAAP measure) excluding the impact of amortization of intangible assets and other items, if any, that neither relate to the ordinary course of the Company’s business nor reflect the Company’s underlying business performance as further described in endnote (1). The Company uses adjusted operating income as its principal measure of segment performance as it enhances the Company’s ability to compare past financial performance with current performance and analyze underlying business performance and trends.

The following is a reconciliation of financial measures of the Company’s segments to the consolidated totals:

In millions	Health Care Benefits	Pharmacy Services (a)	Retail/ LTC	Corporate/ Other	Intersegment Eliminations (b)	Consolidated Totals
Three Months Ended
September 30, 2021
Total revenues	$20,479	$39,046	$24,992	$171	$(10,894)	$73,794
Adjusted operating income (loss) (1)	1,106	1,773	1,723	(343)	(186)	4,073
September 30, 2020
Total revenues	18,698	35,711	22,725	116	(10,194)	67,056
Adjusted operating income (loss) (1)	1,080	1,619	1,412	(303)	(186)	3,622

Nine Months Ended
September 30, 2021
Total revenues	$61,487	$113,681	$72,994	$488	$(33,143)	$215,507
Adjusted operating income (loss) (1)	4,502	5,035	5,166	(1,015)	(523)	13,165
September 30, 2020
Total revenues	56,364	105,583	67,136	292	(30,223)	199,152
Adjusted operating income (loss) (1)	6,035	4,127	4,371	(931)	(539)	13,063
_____________________________________________
(a)Total revenues of the Pharmacy Services segment include approximately $2.8 billion and $2.5 billion of retail co-payments for the three months ended September 30, 2021 and 2020, respectively, and $9.0 billion and $8.5 billion of retail co-payments for the nine months ended September 30, 2021 and 2020, respectively.
(b)Intersegment revenue eliminations relate to intersegment revenue generating activities that occur between the Health Care Benefits segment, the Pharmacy Services segment, and/or the Retail/LTC segment. Intersegment adjusted operating income eliminations occur when members of Pharmacy Services Segment clients (“PSS members”) enrolled in Maintenance Choice® elect to pick up maintenance prescriptions at one of the Company’s retail pharmacies instead of receiving them through the mail. When this occurs, both the Pharmacy Services and Retail/LTC segments record the adjusted operating income on a stand-alone basis.

Supplemental Information
(Unaudited)

Health Care Benefits Segment

The following table summarizes the Health Care Benefits segment’s performance for the respective periods:

					Change
	Three Months Ended September 30,		Nine Months Ended September 30,		Three Months Ended September 30, 2021 vs 2020		Nine Months Ended September 30, 2021 vs 2020
In millions, except percentages and basis points (“bps”)	2021	2020	2021	2020	$	%	$	%
Revenues:
Premiums	$18,959	$17,165	$56,869	$51,699	$1,794	10.5%	$5,170	10.0%
Services	1,373	1,412	4,186	4,324	(39)	(2.8)%	(138)	(3.2)%
Net investment income	147	121	432	341	26	21.5%	91	26.7%
Total revenues	20,479	18,698	61,487	56,364	1,781	9.5%	5,123	9.1%
Benefit costs	16,260	14,416	47,971	40,816	1,844	12.8%	7,155	17.5%
MBR (Benefit costs as a % of premium revenues) (5)	85.8%	84.0%	84.4%	78.9%	180	bps	550	bps
Operating expenses	$3,503	$3,333	$10,147	$10,438	$170	5.1%	$(291)	(2.8)%
Operating expenses as a % of total revenues	17.1%	17.8%	16.5%	18.5%
Operating income	$716	$949	$3,369	$5,110	$(233)	(24.6)%	$(1,741)	(34.1)%
Operating income as a % of total revenues	3.5%	5.1%	5.5%	9.1%
Adjusted operating income (1)	$1,106	$1,080	$4,502	$6,035	$26	2.4%	$(1,533)	(25.4)%
Adjusted operating income as a % of total revenues	5.4%	5.8%	7.3%	10.7%
Premium revenues (by business):
Government	$13,903	$12,181	$41,717	$36,626	$1,722	14.1%	$5,091	13.9%
Commercial	5,056	4,984	15,152	15,073	72	1.4%	79	0.5%

The following table summarizes the Health Care Benefits segment’s medical membership for the respective periods:

	September 30, 2021			June 30, 2021			December 31, 2020			September 30, 2020
In thousands	Insured	ASC	Total	Insured	ASC	Total	Insured	ASC	Total	Insured	ASC	Total
Medical membership: (6)
Commercial	3,224	13,529	16,753	3,183	13,541	16,724	3,258	13,644	16,902	3,268	13,671	16,939
Medicare Advantage	2,953	—	2,953	2,911	—	2,911	2,705	—	2,705	2,689	—	2,689
Medicare Supplement	1,242	—	1,242	1,193	—	1,193	1,082	—	1,082	1,009	—	1,009
Medicaid	2,289	460	2,749	2,231	451	2,682	2,100	623	2,723	2,028	605	2,633
Total medical membership	9,708	13,989	23,697	9,518	13,992	23,510	9,145	14,267	23,412	8,994	14,276	23,270

Supplemental membership information:
Medicare Prescription Drug Plan (standalone)			5,740			5,704			5,490			5,540

Supplemental Information
(Unaudited)

The following table shows the components of the change in health care costs payable during the nine months ended September 30, 2021 and 2020:

	Nine Months Ended September 30,
In millions	2021	2020
Health care costs payable, beginning of period	$7,936	$6,879
Less: Reinsurance recoverables	10	5
Health care costs payable, beginning of period, net	7,926	6,874
Acquisition	—	444
Add: Components of incurred health care costs
Current year	48,243	40,777
Prior years (a)	(771)	(448)
Total incurred health care costs (b)	47,472	40,329
Less: Claims paid
Current year	39,887	34,198
Prior years	6,639	5,865
Total claims paid	46,526	40,063
Add: Premium deficiency reserve	1	1
Health care costs payable, end of period, net	8,873	7,585
Add: Reinsurance recoverables	4	8
Health care costs payable, end of period	$8,877	$7,593
_____________________________________________
(a)Negative amounts reported for incurred health care costs related to prior years result from claims being settled for amounts less than originally estimated.
(b)Total incurred health care costs for the nine months ended September 30, 2021 and 2020 in the table above exclude (i) $1 million and $1 million, respectively, for a premium deficiency reserve related to the Company’s Medicaid products, (ii) $45 million and $31 million, respectively, of benefit costs recorded in the Health Care Benefits segment that are included in other insurance liabilities on the Company’s unaudited condensed consolidated balance sheets and (iii) $168 million and $173 million, respectively, of benefit costs recorded in the Corporate/Other segment that are included in other insurance liabilities on the Company’s unaudited condensed consolidated balance sheets.

The following table summarizes the Health Care Benefits segment’s days claims payable for the respective periods:

	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020
Days Claims Payable (10)	51	48	48	48	49

Supplemental Information
(Unaudited)

Pharmacy Services Segment

The following table summarizes the Pharmacy Services segment’s performance for the respective periods:

					Change
	Three Months Ended September 30,		Nine Months Ended September 30,		Three Months Ended September 30, 2021 vs 2020		Nine Months Ended September 30, 2021 vs 2020
In millions, except percentages	2021	2020	2021	2020	$	%	$	%
Revenues:
Products	$38,739	$35,461	$112,816	$104,802	$3,278	9.2%	$8,014	7.6%
Services	307	250	865	781	57	22.8%	84	10.8%
Total revenues	39,046	35,711	113,681	105,583	3,335	9.3%	8,098	7.7%
Cost of products sold	36,925	33,809	107,714	100,583	3,116	9.2%	7,131	7.1%
Gross profit (11)	2,121	1,902	5,967	5,000	219	11.5%	967	19.3%
Gross margin (Gross profit as a % of total revenues) (11)	5.4%	5.3%	5.2%	4.7%
Operating expenses	$391	$338	$1,080	$1,051	$53	15.7%	$29	2.8%
Operating expenses as a % of total revenues	1.0%	0.9%	1.0%	1.0%
Operating income	$1,730	$1,564	$4,887	$3,949	$166	10.6%	$938	23.8%
Operating income as a % of total revenues	4.4%	4.4%	4.3%	3.7%
Adjusted operating income (1)	$1,773	$1,619	$5,035	$4,127	$154	9.5%	$908	22.0%
Adjusted operating income as a % of total revenues	4.5%	4.5%	4.4%	3.9%
Revenues (by distribution channel):
Pharmacy network (8)	$23,665	$21,473	$68,476	$63,109	$2,192	10.2%	$5,367	8.5%
Mail choice (9)	15,202	14,032	44,685	41,815	1,170	8.3%	2,870	6.9%
Other	179	206	520	659	(27)	(13.1)%	(139)	(21.1)%
Pharmacy claims processed: (4) (7)
Total (a)	564.4	528.2	1,662.5	1,575.0	36.2	6.9%	87.5	5.6%
Pharmacy network (8)	481.1	447.7	1,415.8	1,333.9	33.4	7.5%	81.9	6.1%
Mail choice (9)	83.3	80.5	246.7	241.1	2.8	3.5%	5.6	2.3%
Generic dispensing rate: (4) (12) (b)
Total	87.1%	87.9%	87.3%	88.5%
Pharmacy network (8)	87.4%	88.3%	87.6%	89.0%
Mail choice (9)	85.5%	85.7%	85.6%	85.7%
_____________________________________________
(a)Excluding the impact of COVID-19 vaccinations, total pharmacy claims processed increased 5.3% and 3.8% on a 30-day equivalent basis for the three and nine months ended September 30, 2021, respectively, compared to the prior year.
(b)Excluding the impact of COVID-19 vaccinations, the Pharmacy Services segment’s total generic dispensing rate increased to 88.4% and 88.8%, respectively, in the three and nine months ended September 30, 2021.

Supplemental Information
(Unaudited)

Retail/LTC Segment

The following table summarizes the Retail/LTC segment’s performance for the respective periods:

					Change
	Three Months Ended September 30,		Nine Months Ended September 30,		Three Months Ended September 30, 2021 vs 2020		Nine Months Ended September 30, 2021 vs 2020
In millions, except percentages	2021	2020	2021	2020	$	%	$	%
Revenues:
Products	$23,971	$22,424	$69,974	$66,422	$1,547	6.9%	$3,552	5.3%
Services	1,054	301	3,007	714	753	250.2%	2,293	321.1%
Net investment income (loss)	(33)	—	13	—	(33)	(100.0)%	13	100.0%
Total revenues	24,992	22,725	72,994	67,136	2,267	10.0%	5,858	8.7%
Cost of products sold	18,381	16,899	53,375	49,697	1,482	8.8%	3,678	7.4%
Gross profit (11)	6,611	5,826	19,619	17,439	785	13.5%	2,180	12.5%
Gross margin (Gross profit as a % of total revenues) (11)	26.5%	25.6%	26.9%	26.0%
Goodwill impairment	$431	$—	$431	$—	$431	100.0%	$431	100.0%
Operating expenses	5,015	4,543	14,839	13,443	472	10.4%	1,396	10.4%
Operating expenses as a % of total revenues	20.1%	20.0%	20.3%	20.0%
Operating income	$1,165	$1,283	$4,349	$3,996	$(118)	(9.2)%	$353	8.8%
Operating income as a % of total revenues	4.7%	5.6%	6.0%	6.0%
Adjusted operating income (1)	$1,723	$1,412	$5,166	$4,371	$311	22.0%	$795	18.2%
Adjusted operating income as a % of total revenues	6.9%	6.2%	7.1%	6.5%
Revenues (by major goods/service lines):
Pharmacy	$19,023	$17,608	$55,781	$51,833	$1,415	8.0%	$3,948	7.6%
Front Store	5,359	4,740	15,255	14,601	619	13.1%	654	4.5%
Other	643	377	1,945	702	266	70.6%	1,243	177.1%
Net investment income (loss)	(33)	—	13	—	(33)	(100.0)%	13	100.0%
Prescriptions filled (4) (7) (a)	398.0	368.4	1,167.8	1,088.9	29.6	8.0%	78.9	7.2%
Same store sales increase: (13)
Total	9.6%	5.7%	7.3%	5.7%
Pharmacy	8.8%	6.7%	8.4%	6.8%
Front Store	12.3%	2.2%	3.7%	1.9%
Prescription volume (4)	9.0%	5.8%	8.1%	5.4%
Generic dispensing rate (4) (12) (b)	86.6%	87.7%	86.6%	88.7%
_____________________________________________
(a)Excluding the impact of COVID-19 vaccinations, prescriptions filled increased 4.9% and 3.7% on a 30-day equivalent basis for the three and nine months ended September 30, 2021, respectively, compared to the prior year.
(b)Excluding the impact of COVID-19 vaccinations, the Retail/LTC segment’s total generic dispensing rate increased to 89.1% and 89.4%, respectively, in the three and nine months ended September 30, 2021.

Supplemental Information
(Unaudited)

Corporate/Other Segment

The following table summarizes the Corporate/Other segment’s performance for the respective periods:

					Change
	Three Months Ended September 30,		Nine Months Ended September 30,		Three Months Ended September 30, 2021 vs 2020		Nine Months Ended September 30, 2021 vs 2020
In millions, except percentages	2021	2020	2021	2020	$	%	$	%
Revenues:
Premiums	$25	$17	$58	$50	$8	47.1%	$8	16.0%
Services	14	16	43	33	(2)	(12.5)%	10	30.3%
Net investment income	132	83	387	209	49	59.0%	178	85.2%
Total revenues	171	116	488	292	55	47.4%	196	67.1%
Cost of products sold	11	—	27	—	11	100.0%	27	100.0%
Benefit costs	69	54	168	173	15	27.8%	(5)	(2.9)%
Operating expenses	455	423	1,411	1,248	32	7.6%	163	13.1%
Operating loss	(364)	(361)	(1,118)	(1,129)	(3)	(0.8)%	11	1.0%
Adjusted operating loss (1)	(343)	(303)	(1,015)	(931)	(40)	(13.2)%	(84)	(9.0)%

Adjusted Earnings Per Share Guidance
(Unaudited)

The following reconciliations of projected net income attributable to CVS Health to projected adjusted income attributable to CVS Health and calculations of projected GAAP diluted EPS and projected Adjusted EPS contain forward-looking information. All forward-looking information involves risks and uncertainties. Actual results may differ materially from those contemplated by the forward-looking information for a number of reasons as described in our SEC filings, including those set forth in the Risk Factors section and under the heading “Cautionary Statement Concerning Forward-Looking Statements” in our most recently filed Annual Report on Form 10-K and our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2021. See “Non-GAAP Financial Information” earlier in this press release and endnote (2) later in this press release for more information on how we calculate Adjusted EPS.

	Year Ending December 31, 2021
	Low		High
In millions, except per share amounts	Total Company	Per Common Share	Total Company	Per Common Share
Net income attributable to CVS Health (GAAP measure)	$8,150	$6.13	$8,280	$6.23
Amortization of intangible assets	2,260	1.70	2,260	1.70
Acquisition-related integration costs	160	0.12	160	0.12
Goodwill impairment	431	0.33	431	0.33
Acquisition purchase price adjustment outside of measurement period	(61)	(0.05)	(61)	(0.05)
Loss on early extinguishment of debt	363	0.27	363	0.27
Tax impact of non-GAAP adjustments	(793)	(0.60)	(793)	(0.60)
Adjusted income attributable to CVS Health (2)	$10,510	$7.90	$10,640	$8.00

Weighted average diluted shares outstanding		1,330		1,330

Endnotes

(1) The Company defines adjusted operating income as operating income (GAAP measure) excluding the impact of amortization of intangible assets and other items, if any, that neither relate to the ordinary course of the Company’s business nor reflect the Company’s underlying business performance, such as acquisition-related integration costs, goodwill impairments, acquisition purchase price adjustments outside of the acquisition accounting measurement period and gains/losses on divestitures. The Company uses adjusted operating income as its principal measure of segment performance as it enhances the Company’s ability to compare past financial performance with current performance and analyze underlying business performance and trends. The consolidated measure is not determined in accordance with GAAP and should not be considered a substitute for, or superior to, the most directly comparable GAAP measure, consolidated operating income. See “Non-GAAP Financial Information” earlier in this press release for additional information regarding the items excluded from consolidated operating income in determining consolidated adjusted operating income.
(2) Adjusted EPS is calculated by dividing adjusted income attributable to CVS Health by the Company’s weighted average diluted shares outstanding. The Company defines adjusted income attributable to CVS Health as net income attributable to CVS Health (GAAP measure) excluding the impact of amortization of intangible assets and other items, if any, that neither relate to the ordinary course of the Company’s business nor reflect the Company’s underlying business performance, such as acquisition-related integration costs, goodwill impairments, acquisition purchase price adjustments outside of the acquisition accounting measurement period, gains/losses on divestitures, losses on early extinguishment of debt and the corresponding income tax benefit or expense related to the items excluded from adjusted income attributable to CVS Health. See “Non-GAAP Financial Information” earlier in this press release for additional information regarding the items excluded from net income attributable to CVS Health in determining adjusted income attributable to CVS Health.
(3) Enterprise prescriptions include prescriptions dispensed through the Company’s retail pharmacies, long-term care pharmacies, and mail order pharmacies as well as prescription claims managed through its pharmacy benefits manager, with an elimination for managed prescription claims filled through CVS Health dispensing channels. Management uses this metric to analyze the total prescription volume across the Company including variances between actual prescriptions and expected amounts as well as trends in period-over-period results. This metric provides management and investors with information useful in understanding the impact of prescription volume on total revenues and operating results.
(4) Includes an adjustment to convert 90-day prescriptions to the equivalent of three 30-day prescriptions. This adjustment reflects the fact that these prescriptions include approximately three times the amount of product days supplied compared to a normal prescription.
(5) Medical benefit ratio is calculated as benefit costs divided by premium revenues and represents the percentage of premium revenues spent on medical benefits for the Company’s insured members. Management uses MBR to assess the underlying business performance and underwriting of its insurance products, understand variances between actual results and expected results and identify trends in period-over-period results. MBR provides management and investors with information useful in assessing the operating results of the Company’s insured Health Care Benefits products.
(6) Medical membership represents the number of members covered by the Company’s insured and ASC medical products and related services at a specified point in time. Management uses this metric to understand variances between actual medical membership and expected amounts as well as trends in period-over-period results. This metric provides management and investors with information useful in understanding the impact of medical membership on segment total revenues and operating results.
(7) Total pharmacy claims processed represents the number of prescription claims processed through the Company’s pharmacy benefits manager and dispensed by either its retail network pharmacies or its own mail and specialty pharmacies. Prescriptions filled represents the number of prescriptions dispensed through the Retail/LTC segment’s pharmacies. Management uses these metrics to understand variances between actual claims processed and prescriptions dispensed, respectively, and expected amounts as well as trends in period-over-period results. These metrics provide management and investors with information useful in understanding the impact of pharmacy claim volume and prescription volume, respectively, on segment total revenues and operating results.
(8) Pharmacy network is defined as claims filled at retail and specialty retail pharmacies, including the Company’s retail pharmacies and long-term care pharmacies, but excluding Maintenance Choice activity, which is included within the mail choice category. Maintenance Choice permits eligible client plan members to fill their maintenance prescriptions through mail order delivery or at a CVS Pharmacy retail store for the same price as mail order.
(9) Mail choice is defined as claims filled at a Pharmacy Services mail order facility, which includes specialty mail claims inclusive of Specialty Connect® claims picked up at a retail pharmacy, as well as prescriptions filled at the Company’s retail pharmacies under the Maintenance Choice program.
(10) Days claims payable is calculated by dividing the health care costs payable at the end of each quarter by the average health care costs per day during such quarter. Management and investors use this metric as an indicator of the adequacy of the Company’s health care costs payable liability at the end of each quarter and as an indicator of changes in such adequacy over time.
(11) Gross profit is calculated as the segment’s total revenues less its cost of products sold. Gross margin is calculated by dividing the segment’s gross profit by its total revenues and represents the percentage of total revenues that remains after incurring direct costs associated with the segment’s products sold and services provided. Gross margin provides investors with information that may be useful in assessing the operating results of the Company’s Pharmacy Services and Retail/LTC segments.
(12) Generic dispensing rate is calculated by dividing the segment’s generic drug prescriptions processed or filled by its total prescriptions processed or filled. Management uses this metric to evaluate the effectiveness of the business at encouraging the use of generic drugs when they are available and clinically appropriate, which aids in decreasing costs for client members and retail customers. This metric provides management and investors with information useful in understanding trends in segment total revenues and operating results.
(13) Same store sales and prescription volume represent the change in revenues and prescriptions filled in the Company’s retail pharmacy stores that have been operating for greater than one year, expressed as a percentage that indicates the increase or decrease relative to the comparable prior period. Same store metrics exclude revenues from MinuteClinic and revenues and prescriptions from LTC operations. Management uses these metrics to evaluate the performance of existing stores on a comparable basis and to inform future decisions regarding existing stores and new locations. Same-store metrics provide management and investors with information useful in understanding the portion of current revenues and prescriptions resulting from organic growth in existing locations versus the portion resulting from opening new stores.